Exhibit 99.1

PRESS RELEASE

Veritex Holdings, Inc. Completes Acquisition of Sovereign Bancshares, Inc.

DALLAS, TX- August 1, 2017-Veritex Holdings, Inc. (NASDAQ: VBTX)(“Veritex”), the parent holding company of Veritex Community Bank, announced the completion of the acquisition of Sovereign Bancshares, Inc. (“Sovereign”) effective August 1, 2017. Sovereign was the parent holding company of Sovereign Bank, a Texas state chartered full service commercial bank with total assets of $1.0 billion, total loans of $789.9 million, and total deposits of $813.0 million at June 30, 2017. Sovereign Bank operates nine branches in Texas with six branches in Dallas-Fort Worth, two branches in Austin, and one branch in the Houston metropolitan area.

Under the terms of the definitive agreement, Veritex issued 5,117,647 shares of its common stock and paid approximately $56.2 million in cash for the outstanding shares of Sovereign common stock in connection with the closing of the acquisition.

C. Malcolm Holland, Chairman and Chief Executive Officer of Veritex noted, “This is an exciting day for the employees, clients, and shareholders of both Sovereign and Veritex.  The efforts made by the integration teams over the past several months have been critical to building the foundation needed to propel our combined company forward.” Mr. Holland continued, “This marks the fifth acquisition we have successfully completed in less than seven years, and we are poised to continue growing shareholder value as we execute our strategic plan.”

Veritex was advised by Stephens Inc. as financial advisor and Norton Rose Fulbright US LP as legal counsel. Sovereign was advised by Sandler + O’Neill & Partners, L.P. as financial advisor and Fenimore, Kay, Harrison & Ford, LLP as legal counsel.

About Veritex Holdings, Inc.
 Headquartered in Dallas, Texas, Veritex Holdings, Inc. is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Veritex’s management with respect to, among other things, future events and Veritex’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Veritex’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Veritex’s control. Accordingly, Veritex cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Veritex believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Veritex expectations include successfully implementing its growth strategy, including identifying acquisition targets and consummating suitable acquisitions; continuing to sustain internal growth rate; providing competitive products and services that appeal to its customers and target market; continuing to have access to debt and equity capital markets and achieving its performance goals. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Special Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Veritex’s Annual Report on Form 10-K filed with the SEC on March 10, 2017 and any updates to those risk factors set forth in Veritex’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Veritex does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Veritex to predict those events or how they may affect it. In addition, Veritex cannot assess the impact of each factor on Veritex’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Source: Veritex Holdings, Inc.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6200
scaudle@veritexbank.com